EXHIBIT 4.2

                      FORM OF 11% SENIOR SUBORDINATED NOTES

================================================================================
                     11% Senior Subordinated Notes due 2006

                                                          CUSIP NO.:____________
                                                                    $127,650,000

   No. R-1

                 REMINGTON PRODUCTS COMPANY, L.L.C.
                      REMINGTON CAPITAL CORP.,

   promises to pay to CEDE & CO.

   or registered assigns,

   the principal sum of One Hundred Twenty Seven Million Six Hundred Fifty Thousand

   Dollars ($127,650,000) on May 15, 2006.

   Interest Payment Dates:  May 15 and November 15.

   Record Dates: May 1 and November 1.

                                Dated: May 23, 1996
                                REMINGTON PRODUCTS COMPANY, L.L.C.

                                By:______________________________
                                         Name:   F. Peter Cuneo

               (SEAL)                    Title:  President and Chief
                                                 Executive Officer

                                By:______________________________
                                         Name:   Allen S. Lipson
                                         Title:  Vice President, Administration,
                                                 General Counsel and Secretary

This is one of the              REMINGTON CAPITAL CORP.
Notes referred to in the
within-mentioned Indenture:     By: ______________________________
                                          Name:   F. Peter Cuneo
The Bank of New York,   (SEAL)            Title:  President
as Trustee

                                By:______________________________
By:_________________________               Name:   Allen S. Lipson
   Authorized Signatory                    Title:  Secretary

                      FORM OF 11% SENIOR SUBORDINATED NOTES

================================================================================
                     11% Senior Subordinated Notes due 2006

                                                           CUSIP NO.:___________
                                                                      $2,350,000
         No. R-1

                       REMINGTON PRODUCTS COMPANY, L.L.C.
                            REMINGTON CAPITAL CORP.,

         promises to pay to  CEDE & CO.

         or registered assigns,

         the principal sum of Two Million Three Hundred Fifty Thousand

         Dollars ($2,350,000) on May 15, 2006.

         Interest Payment Dates:  May 15 and November 15.

         Record Dates: May 1 and November 1.

                               REMINGTON PRODUCTS COMPANY, L.L.C.

                               By:______________________________
                                        Name:    F. Peter Cuneo
                                        Title:   President and Chief

              (SEAL)                             Executive Officer

                               By:______________________________
                                        Name:    Allen S. Lipson
                                        Title:   Vice President, Administration,
                                                 General Counsel and Secretary

Dated: May 23, 1996

This is one of the             REMINGTON CAPITAL CORP.
Notes referred to in the
within-mentioned Indenture:    By: _____________________________
                                         Name:    F. Peter Cuneo
The Bank of New York,                    Title:   President
as Trustee                          (SEAL)

                               By: _____________________________

By:________________________               Name:    Allen S. Lipson
   Authorized Signatory                   Title:   Secretary

                     11% Senior Subordinated Notes due 2006

     Unless and until it is exchanged in whole or in part for Notes in definitive form, this Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) ("DTC") to the Issuers (as defined below) or their agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as may be requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as may be requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

          THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE ISSUERS THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1) (a) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A,
     (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE ISSUERS SO REQUEST), (2) TO THE ISSUERS OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE.

     Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

                       (Back of Senior Subordinated Note)

     1. INTEREST. The Notes will be limited in aggregate principal amount to $130,000,000 and will mature on May 15, 2006. Remington Products Company, L.L.C, a Delaware limited liability company (the "Company"), and Remington Capital Corp., a Delaware corporation ("Capital" and, together with the Company, the "Issuers") promise to pay interest on the principal amount of this Note at the rate of 11% per annum from May 23, 1996 until maturity (including any additional interest required to be paid pursuant to the provisions of the Registration Rights Agreement). The Issuers will pay interest semi-annually in arrears on May 15 and November 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance; provided that if there is no existing Default in the payment of interest, and if this
Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date, and; provided, further, that the first Interest Payment Date shall be November 15, 1996. The Issuers shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; The Issuers shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

     2. METHOD OF PAYMENT. The Issuers will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the May 1 or November 1 immediately preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.13 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium, interest and Liquidated Damages, if any, at the office or agency of the Issuers maintained for such purpose or, at the option of the Issuers, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of, and premium, interest and Liquidated Damages (if any) on, all Global Notes and all other Notes the Holders of which shall have provided appropriate wire transfer instructions to the Company or the Paying Agent. Until otherwise designated by the Issuers, the Issuers' office or agency will be the office of the Trustee maintained for such purpose. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

     3. PAYING AGENT AND REGISTRAR. Initially, The Bank of New York, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Issuers may change any Paying Agent or Registrar without notice to any Holder. The Issuers or any of their Restricted Subsidiaries may act in any such capacity.

     4. INDENTURE. The Issuers issued the Notes under an Indenture dated as of May 23, 1996 (the "Indenture") among the Issuers and the Trustee. The terms of the Notes include those stated in the Indenture and those made a part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code ss.ss. 77aaa-77bbbb) (the "TIA"). The Notes are subject to all such terms and

Holders are referred to the Indenture and the TIA for a statement of such terms. The Notes are general unsecured obligations of the Issuers limited to $130,000,000 in aggregate principal amount.

     5. SUBORDINATION. The payment of principal of, and premium, interest and Liquidated Damages (if any) on, the Notes shall be subordinated in right of payment as set forth in the Indenture, to the prior payment in full of all Senior Debt, whether outstanding on the date of the Indenture or thereafter incurred.

     6. OPTIONAL REDEMPTION.

     (a) Except as set forth in subparagraph (b) below of this Paragraph 6, the Issuers shall not have the option to redeem the Notes prior to May 15, 2001. Thereafter, the Issuers shall have the option to redeem the Notes, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages, if any, thereon, to the applicable redemption date, if redeemed during the twelve-month period beginning on May 15 of the years indicated below:

                  Year                                  Percentage
                  ----                                  ----------

                  2001............................        105.500%
                  2002 ...........................        103.667%
                  2003............................        101.833%
                  2004 and thereafter.............        100.000%


     (b) Notwithstanding the provisions of subparagraph (a) of this Paragraph 6, on or prior to May 15, 1999, the Issuers may redeem up to 35% in aggregate principal amount of the Notes originally issued under the Indenture at a redemption price of 111% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon, to the redemption date, with the net proceeds of one or more public offerings of Capital Stock (other than Disqualified Stock) of the Company; provided that at least $84.5 million in aggregate principal amount of the Notes remain outstanding immediately after the occurrence of each such redemption; and provided, further, that notice of each such redemption shall have been given within 30 days after the date of the closing of any such offering of Capital Stock of the Company.

     7. MANDATORY REDEMPTION.

     Except as set forth in paragraph 8 below, the Issuers shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

     8. REPURCHASE AT THE OPTION OF HOLDERS.

     (a) If there is a Change of Control, the Issuers shall be required to make an offer (a "Change of Control Offer") to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of each Holder's Notes at a purchase price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of purchase (the "Change of Control Payment"). Within 30 days following any Change of Control, the Issuers shall mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required in the Indenture. Prior to the commencement of a Change of Control Offer, but in any event within 90 days after the occurrence of a Change of Control, the Issuers shall (i) to the extent then required to be repaid, repay in full all outstanding Senior Debt, or (ii) obtain the requisite consents, if any, under all agreements governing outstanding Senior Debt to permit the repurchase of Notes as provided in Section 4.16 of the Indenture. The Issuers shall first comply with the requirements of the preceding sentence before they shall be required to repurchase Notes pursuant to Section
4.16 of the Indenture.

     (b) If the Issuers or a Restricted Subsidiary consummates any Asset Sales, within five Business Days of each date on which the aggregate amount of Excess Proceeds exceeds $5.0 million, the Issuers shall be required to make an offer to all Holders of Notes (an "Asset Sale Offer") pursuant to Section 4.10 of the Indenture to purchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of purchase in accordance with the procedures set forth in the Indenture. To the extent that the aggregate amount of Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes (subject to the restrictions of the Indenture). If the aggregate principal amount of Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis. Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Issuers prior to any related purchase date and may elect to have such Notes purchased by completing the form titled "Option of Holder to Elect Purchase" on the reverse of the Notes.

     9. NOTICE OF REDEMPTION.

     Notice of redemption shall be mailed by first class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. Notes may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date, interest ceases to accrue on Notes or portions thereof called for redemption.

     10. DENOMINATIONS, TRANSFER, EXCHANGE.

     The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuers may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuers need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Issuers need not exchange or register the transfer of any Notes for a period of 15 days before the date on which a notice of redemption is mailed or during the period between a record date and the corresponding Interest Payment Date.

     11. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

     12. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of or tender offer or exchange offer for, Notes), and any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, interest or Liquidated Damages (if any) on the Notes, except a payment default resulting for an acceleration that has been rescinded) or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including consent obtained in connection with a purchase of or tender offer or exchange for Notes). Without the consent of any Holder of a Note, the Indenture or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for the assumption of the Issuers' obligations to the Holders of the Notes in the case of a merger or consolidation to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, or to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

     13. DEFAULTS AND REMEDIES. Events of Default include: (i) the failure by the Issuers to pay interest or Liquidated Damages on any of the Notes when the same becomes due and payable and the continuance of any such failure for 30 days (whether or not prohibited by Article 10 of the Indenture); (ii) the failure by the Issuers to pay principal of or premium, if any, on the Notes (whether or not prohibited by Article 10 of the Indenture); (iii) the failure by the Issuers to comply with any of the provisions of Sections 4.07, 4.09, 4.10, or 4.16 of the Indenture; (iv) the failure by the Issuers for 30 days after notice to comply with any of their other agreements in the Indenture or the Notes; (v) an event of default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Issuers or any of their Restricted Subsidiaries (or the payment of which is guaranteed by the Issuers or any of their Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of the Indenture, which default (a) is caused by a failure to pay principal of, or premium, if any, or interest, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default") or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5.0 million or more; (vi) the failure by the Issuers or any of their Restricted Subsidiaries to pay final non-appealable judgments aggregating in excess of $5.0 million, which judgments are not paid, discharged or stayed for a period of 60 days; (vii) any Guarantee of a Guarantor is held in a judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect, or any Guarantor, or any Person acting on behalf of any Guarantor, denies or disaffirm its obligations under its Guarantee; and (viii) certain events of bankruptcy or insolvency with respect to the Issuers, any of their Significant Subsidiaries, or any group of Subsidiaries that, considered together, would constitute a Significant Subsidiary. The Trustee must, within 90 days after the occurrence of a Default or Event of Default, give to the Holders notice of all uncured Defaults or Events of Default known to it; provided that, except in the case of a Default or Event of Default in payment of any Note, the Trustee may withhold such notice if a committee of its Responsible Officers in good faith determines that the withholding of such notice is in the interest of the Holders. The Issuers are required to furnish annually to the Trustee a certificate as to their compliance with the terms of the Indenture.

     14. TRUSTEE DEALINGS WITH COMPANY. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuers or any Affiliate of the Issuers, with the same rights it would have if it were not Trustee.

     15. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator, partner or stockholder of the Issuers, as such, shall have any liability for any obligations of the Issuers under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

     16. AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

     17. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

     18. ADDITIONAL RIGHTS OF HOLDERS OF TRANSFER RESTRICTED SECURITIES. In addition to the rights provided to Holders of the Notes under the Indenture, Holders of Transferred Restricted Securities shall have all the rights set forth in the Registration Rights Agreement dated as of May 23, 1996 among the Issuers and the parties named on the signature pages thereof (the "Registration Rights Agreement").

     19. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuers have caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to the Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

     20. GOVERNING LAW. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THE INDENTURE AND THE NOTES.

     The Issuers shall furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

           Remington Products Company
           60 Main Street
           Bridgeport, Connecticut  06604
           Attention: General Counsel

                                 ASSIGNMENT FORM

     To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to

                  (Insert assignee's soc. sec. or tax I.D. no.)


              (Print or type assignee's name, address and zip code)

and irrevocably appoint

to transfer this Note on the books of the Issuers. The agent may substitute another to act for him.

Date:

                   Your Signature:
                    (Sign exactly as your name appears on the face of this Note)

                   Signature Guarantee*:______________________

- --------------------------
* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                       OPTION OF HOLDER TO ELECT PURCHASE

     If you want to elect to have this Note purchased by the Issuers pursuant to
Section 4.10 or 4.16 of the Indenture, check the box below:

           |_| Section 4.10             |_| Section 4.16

     If you want to elect to have only part of the Note purchased by the Issuers pursuant to Section 4.10 or Section 4.16 of the Indenture, state the amount you elect to have purchased:

$
- -------------


Date:                    Your Signature:
                                (Sign exactly as your name appears on the Note)

                         Tax Identification No.: ______________________


                         Signature Guarantee*: ________________________





- --------------------------
     * Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                SCHEDULE OF EXCHANGES OF CERTIFICATED SECURITIES

     The following exchanges of a part of this Global Note for Certificated Securities have been made:

                                                                        Principal Amount of this         Signature of
                         Amount of decrease in   Amount of increase in        Global Note          authorized signatory of
                          Principal Amount of     Principal Amount of   following such decrease        Trustee or Note
   Date of Exchange        this Global Note        this Global Note          (or increase)                Custodian
   ----------------        ----------------        ----------------          -------------                ---------


                 FORM OF 11% SERIES B SENIOR SUBORDINATED NOTES
================================================================================
                 11% Series B Senior Subordinated Notes due 2006
                                                           CUSIP NO.:___________
                                                                    $130,000,000

  No. R-1

                       REMINGTON PRODUCTS COMPANY, L.L.C.
                            REMINGTON CAPITAL CORP.,

  promises to pay to CEDE & CO.

  or registered assigns,
33
  the principal sum of One Hundred Thirty Million Dollars ($130,000,000) on May 15, 2006.

  Interest Payment Dates:  May 15 and November 15.

  Record Dates: May 1 and November 1.

                              Dated:________, 1996
                              REMINGTON PRODUCTS COMPANY, L.L.C.

                              By:______________________________
                                   Name:     F. Peter Cuneo
                   (SEAL)          Title:    President and Chief
                                             Executive Officer

                              By:______________________________
                                   Name:     Allen S. Lipson
                                   Title:    Vice President, Administration,
                                             General Counsel and Secretary

This is one of the            REMINGTON CAPITAL CORP.
Notes referred to in the
within-mentioned Indenture:   By: _____________________________
                                    Name:     F. Peter Cuneo
The Bank of New York,    (SEAL)     Title:    President
as Trustee

                              By: _____________________________
By:_________________________         Name:      Allen S. Lipson
   Authorized Signatory              Title:     Secretary

                     11% Senior Subordinated Notes due 2006

     Unless and until it is exchanged in whole or in part for Notes in definitive form, this Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) ("DTC") to the Issuers (as defined below) or their agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as may be requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as may be requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

     Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

                 (Back of 11% Series B Senior Subordinated Note)

     1. INTEREST. The Notes will be limited in aggregate principal amount to $130,000,000 and will mature on May 15, 2006. Remington Products Company, L.L.C, a Delaware limited liability company (the "Company"), and Remington Capital Corp., a Delaware corporation ("Capital" and, together with the Company, the "Issuers") promise to pay interest on the principal amount of this Note at the rate of 11% per annum from _______, 1996 until maturity (including any additional interest required to be paid pursuant to the provisions of the Registration Rights Agreement). The Issuers will pay interest semi-annually in arrears on May 15 and November 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date, and; provided, further, that the first Interest Payment Date shall be November 15, 1996. The Issuers shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; The Issuers shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

     2. METHOD OF PAYMENT. The Issuers will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the May 1 or November 1 immediately preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.13 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium, interest and Liquidated Damages, if any, at the office or agency of the Issuers maintained for such purpose or, at the option of the Issuers, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of, and premium, interest and Liquidated Damages (if any) on, all Global Notes and all other Notes the Holders of which shall have provided appropriate wire transfer instructions to the Company or the Paying Agent. Until otherwise designated by the Issuers, the Issuers' office or agency will be the office of the Trustee maintained for such purpose. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

     3. PAYING AGENT AND REGISTRAR. Initially, The Bank of New York, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Issuers may change any Paying Agent or Registrar without notice to any Holder. The Issuers or any of their Restricted Subsidiaries may act in any such capacity.

     4. INDENTURE. The Issuers issued the Notes under an Indenture dated as of May 23, 1996 (the "Indenture") among the Issuers and the Trustee. The terms of the Notes include those stated in the Indenture and those made a part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code ss.ss. 77aaa-77bbbb) (the "TIA"). The Notes are subject to all such terms and Holders are referred to the Indenture and the TIA for a statement of such terms. The Notes are general unsecured obligations of the Issuers limited to $130,000,000 in aggregate principal amount.

     5. SUBORDINATION. The payment of principal of, and premium, interest and Liquidated Damages (if any) on, the Notes shall be subordinated in right of payment as set forth in the Indenture, to the prior payment in full of all Senior Debt, whether outstanding on the date of the Indenture or thereafter incurred.

     6. OPTIONAL REDEMPTION.

     (a) Except as set forth in subparagraph (b) below of this Paragraph 6, the Issuers shall not have the option to redeem the Notes prior to May 15, 2001. Thereafter, the Issuers shall have the option to redeem the Notes, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages, if any, thereon, to the applicable redemption date, if redeemed during the twelve-month period beginning on May 15 of the years indicated below:

                  Year                                     Percentage
                  ----                                     ----------

                  2001..............................        105.500%
                  2002 .............................        103.667%
                  2003..............................        101.833%
                  2004 and thereafter...............        100.000%


     (b) Notwithstanding the provisions of subparagraph (a) of this Paragraph 6, on or prior to May 15, 1999, the Issuers may redeem up to 35% in aggregate principal amount of the Notes originally issued under the Indenture at a redemption price of 111% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon, to the redemption date, with the net proceeds of one or more public offerings of Capital Stock (other than Disqualified Stock) of the Company; provided that at least $84.5 million in aggregate principal amount of the Notes remain outstanding immediately after the occurrence of each such redemption; and provided, further, that notice of each such redemption shall have been given within 30 days after the date of the closing of any such offering of Capital Stock of the Company.

     7. MANDATORY REDEMPTION.

     Except as set forth in paragraph 8 below, the Issuers shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

     8. REPURCHASE AT THE OPTION OF HOLDERS.

     (a) If there is a Change of Control, the Issuers shall be required to make an offer (a "Change of Control Offer") to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of each Holder's Notes at a purchase price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of purchase (the "Change of Control Payment"). Within 30 days following any Change of Control, the Issuers shall mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required in the Indenture. Prior to the commencement of a Change of Control Offer, but in any event within 90 days after the occurrence of a Change of Control, the Issuers shall (i) to the extent then required to be repaid, repay in full all outstanding Senior Debt, or (ii) obtain the requisite consents, if any, under all agreements governing outstanding Senior Debt to permit the repurchase of Notes as provided in Section 4.16 of the Indenture. The Issuers shall first comply with the requirements of the preceding sentence before they shall be required to repurchase Notes pursuant to Section 4.16 of the Indenture.

     (b) If the Issuers or a Restricted Subsidiary consummates any Asset Sales, within five Business Days of each date on which the aggregate amount of Excess Proceeds exceeds $5.0 million, the Issuers shall be required to make an offer to all Holders of Notes (an "Asset Sale Offer") pursuant to Section 4.10 of the Indenture to purchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of purchase in accordance with the procedures set forth in the Indenture. To the extent that the aggregate amount of Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes (subject to the restrictions of the Indenture). If the aggregate principal amount of Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis. Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Issuers prior to any related purchase date and may elect to have such Notes purchased by completing the form titled "Option of Holder to Elect Purchase" on the reverse of the Notes.

     9. NOTICE OF REDEMPTION.

     Notice of redemption shall be mailed by first class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. Notes may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date, interest ceases to accrue on Notes or portions thereof called for redemption.

     10. DENOMINATIONS, TRANSFER, EXCHANGE.

     The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuers may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuers need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Issuers need not exchange or register the transfer of any Notes for a period of 15 days before the date on which a notice of redemption is mailed or during the period between a record date and the corresponding Interest Payment Date.

     11. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

     12. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of or tender offer or exchange offer for, Notes), and any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, interest or Liquidated Damages (if any) on the Notes, except a payment default resulting for an acceleration that has been rescinded) or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including consent obtained in connection with a purchase of or tender offer or exchange for Notes). Without the consent of any Holder of a Note, the Indenture or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for the assumption of the Issuers' obligations to the Holders of the Notes in the case of a merger or consolidation to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, or to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

     13. DEFAULTS AND REMEDIES. Events of Default include: (i) the failure by the Issuers to pay interest or Liquidated Damages on any of the Notes when the same becomes due and payable and the continuance of any such failure for 30 days (whether or not prohibited by Article 10 of the Indenture); (ii) the failure by the Issuers to pay principal of or premium, if any, on the Notes (whether or not prohibited by Article 10 of the Indenture); (iii) the failure by the Issuers to comply with any of the provisions of Sections 4.07, 4.09, 4.10, or 4.16 of the Indenture; (iv) the failure by the Issuers for 30 days after notice to comply with any of their other agreements in the Indenture or the Notes; (v) an event of default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Issuers or any of their Restricted Subsidiaries (or the payment of which is guaranteed by the Issuers or any of their Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of the Indenture, which default (a) is caused by a failure to pay principal of, or premium, if any, or interest, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default") or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5.0 million or more; (vi) the failure by the Issuers or any of their Restricted Subsidiaries to pay final non-appealable judgments aggregating in excess of $5.0 million, which judgments are not paid, discharged or stayed for a period of 60 days; (vii) any Guarantee of a Guarantor is held in a judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect, or any Guarantor, or any Person acting on behalf of any Guarantor, denies or disaffirm its obligations under its Guarantee; and (viii) certain events of bankruptcy or insolvency with respect to the Issuers, any of their Significant Subsidiaries, or any group of Subsidiaries that, considered together, would constitute a Significant Subsidiary. The Trustee must, within 90 days after the occurrence of a Default or Event of Default, give to the Holders notice of all uncured Defaults or Events of Default known to it; provided that, except in the case of a Default or Event of Default in payment of any Note, the Trustee may withhold such notice if a committee of its Responsible Officers in good faith determines that the withholding of such notice is in the interest of the Holders. The Issuers are required to furnish annually to the Trustee a certificate as to their compliance with the terms of the Indenture.

     14. TRUSTEE DEALINGS WITH COMPANY. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuers or any Affiliate of the Issuers, with the same rights it would have if it were not Trustee.

     15. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator, partner or stockholder of the Issuers, as such, shall have any liability for any obligations of the Issuers under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

     16. AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

     17. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

     18. ADDITIONAL RIGHTS OF HOLDERS OF TRANSFER RESTRICTED SECURITIES. In addition to the rights provided to Holders of the Notes under the Indenture, Holders of Transferred Restricted Securities shall have all the rights set forth in the Registration Rights Agreement dated as of May 23, 1996 among the Issuers and the parties named on the signature pages thereof (the "Registration Rights Agreement").

     19. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuers have caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to the Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

     20. GOVERNING LAW. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THE INDENTURE AND THE NOTES.

     The Issuers shall furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

           Remington Products Company
           60 Main Street
           Bridgeport, Connecticut  06604
           Attention: General Counsel

                                 ASSIGNMENT FORM

     To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to

                  (Insert assignee's soc. sec. or tax I.D. no.)



              (Print or type assignee's name, address and zip code)

and irrevocably appoint
to transfer this Note on the books of the Issuers. The agent may substitute another to act for him.

Date:

                   Your Signature:
                    (Sign exactly as your name appears on the face of this Note)

                   Signature Guarantee*:______________________

- --------------------------
     * Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                       OPTION OF HOLDER TO ELECT PURCHASE

           If you want to elect to have this Note purchased by the Issuers pursuant to Section 4.10 or 4.16 of the Indenture, check the box below:

        |_| Section 4.10                        |_| Section 4.16

           If you want to elect to have only part of the Note purchased by the Issuers pursuant to Section 4.10 or Section 4.16 of the Indenture, state the amount you elect to have purchased:

$______________


Date:                        Your Signature:
                                 (Sign exactly as your name appears on the Note)

                             Tax Identification No.:

                             Signature Guarantee*: ________________________

- --------------------------
* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                SCHEDULE OF EXCHANGES OF CERTIFICATED SECURITIES

     The following exchanges of a part of this Global Note for Certificated Securities have been made:

                                                                         Principal Amount of this       Signature of
                         Amount of decrease in   Amount of increase in         Global Note         authorized signatory of
                          Principal Amount of     Principal Amount of    following such decrease       Trustee or Note
  Date of Exchange        this Global Note        this Global Note           (or increase)               Custodian
  ----------------        ----------------        ----------------           -------------               ---------

